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                                                                   EXHIBIT 4.3.2

                                                                    [4/93 Notes]
                     AMENDMENT TO NOTE PURCHASE AGREEMENTS
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          THIS AMENDMENT TO NOTE PURCHASE AGREEMENTS, dated as of October 23,
1996 (the "Amendment"), amends each of the several Note Purchase Agreements dated as of September 30, 1993, as amended from time to time prior to the date hereof (collectively, the "Agreement"), between THE MONEY STORE, INC., a New Jersey corporation (together with any corporation succeeding thereto by merger, consolidation, or acquisition of all or substantially all of its assets as permitted in accordance with Section 5.5 of the Agreement, the "Company"), and each of the several note purchasers respectively named as addressees of the Agreement (together with their permitted successors, assigns, and transferees, the "Note Purchasers"; the Note Purchasers currently a party to the Agreement are named on Schedule I hereto), relating to the issuance and sale of the Company's 7.73% Series A Senior Notes due September 30, 2000 and 7.94% Series B Senior Notes due September 30, 2000 (the "Notes").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company is a party to that certain Note Purchase Agreement, dated as of September 13, 1995, with the several note purchasers named in Schedule I thereto, relating to the issuance and sale of the Company's 7.83% Series A Senior Notes due September 15, 1999, the Company's 7.88% Series B Senior Notes due September 15, 2000 and the Company's 8.03% Series C Senior Notes due September 15, 2001 (the "September 1995 Note Agreement"); and

          WHEREAS, the Company desires to amend the Agreement to, among other things, conform certain provisions contained therein to the corresponding provisions contained in the September 1995 Note Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Capitalized Terms.  Unless otherwise defined herein, capitalized
               -----------------
terms used herein shall have the respective meanings given thereto in the Agreement.

          2.   Amendment to the Agreement.  Subject to the terms and conditions
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set forth herein, the Agreement is amended, effective as of the date hereof, as follows:

               2.1 The definition of "Change of Control" in Section 7.2 of the Agreement is hereby deleted in full and the following definition of "Change of Control" is inserted in lieu thereof:

          Change of Control - means any change in the beneficial ownership of
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          any of the capital stock of the Company which results in any Person, together with such Person's "affiliates" and "associates" (as each of such terms is defined in Rule 12b-2 under Exchange Act of 1934, as amended (the "Exchange Act"), becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 40% or more of the total voting power of the outstanding Voting Stock of the Company (such Person, together with such Person's "affiliates" and "associates" being herein after referred to as the "Acquiring
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          Person"); provided, however, that the term "Acquiring Person" shall
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          be deemed to not include Alan Turtletaub and Marc Turtletaub or (x)
          their respective "affiliates" and "associates" or (y) their respective heirs or estates or (z) any trust created for the exclusive benefit or the grandchildren of Alan Turtletaub or which either or both of Alan Turtletaub or Marc Turtletaub shall be a trustee, and as such, shall have sole power to vote the stock held in such trust; provided,
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          further, however, that, solely for purposes of Section 4.4 hereof, no
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          Change of Control shall be deemed to have occurred if: (A) in the case of any merger or consolidation of the Company with or into any Person,
          (1) all of the conditions set forth in Section 5.5(b) hereof have been met, (2) the shareholders of the Company shall, directly or indirectly, have acquired, or acquired the power to vote or direct the voting of, more than 50% of the outstanding Voting Stock of such Person immediately after giving effect to such merger or consolidation and (3) within thirty (30) days of such merger or consolidation, such Person's long term unsecured senior debt securities shall receive a credit rating from Duff & Phelps Credit Rating Co. at least equal to the higher of "BBB" or the credit rating of the long-term unsecured senior debt securities of the Company immediately prior to such merger or consolidation or if Duff & Phelps Credit Rating Co. does not at the time of determination rate such securities, such securities shall have an equivalent rating from Standard & Poor's Rating Group or Moody's Investors Service; or (B) in the case of an acquisition by the Company or a subsidiary of the Company of a business (the "Acquired Person") for consideration consisting of or including Voting Stock of the Company and/or securities convertible into Voting Stock of the Company, (1) the terms of such acquisition provide that both (a) from and after the consummation of such acquisition and until at least the earlier of (i) two years from the date of such acquisition or (ii) the date on which the Acquiring Person transfers substantially all of such Voting Stock and/or securities convertible into Voting Stock, the Acquiring Person will cause the Voting Stock owned by it at the time of any stockholder vote (or action by consent) for the election of directors of the Company to be voted in favor of the election, as a majority of the members of the Board of Directors of the Company, of
          (x) persons who were directors or executive officers of the Company immediately prior to execution of the agreement or agreements pursuant to which the transaction or transactions otherwise resulting in the Change of Control were consummated (the "Pre-Acquisition Managers"), and/or (y) persons (each of whom, without limitation, may or may not have been a Pre-Acquisition Manager) who are approved by the Board of Directors of the Company prior to such transaction or transactions and who were not officers or directors of the Acquired Person prior to the time of such transaction or transactions and (b) the Acquiring Person will not, for a period of two years from the consummation of such transaction or transactions, permit persons designated by the Acquiring Person to become a majority of the members of the Board of Directors of the Company, and (2) within 30 days after such acquisition, the long-term unsecured senior debt securities of the Company shall receive a credit rating from Duff & Phelps Credit Rating Co. of "BBB" or better, or if Duff & Phelps Credit Rating Co. does not at the time of determination rate such securities, such securities shall have an equivalent rating from Standard & Poor's Rating Group or Moody's Investors Service.

          3.  Effectiveness of Amendments.  This Amendment shall become
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effective upon compliance with the provisions of Section 10 of the Agreement.

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          4.  Counterparts.  This Amendment may be signed in any number of
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counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          5.  Governing Law.  This Amendment shall be governed by, and construed
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and enforced in accordance with, the laws of the state of New York (without regard to the conflict of law provisions thereof) including all matters of construction, validity and performance.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective representatives thereunto duly authorized as of the date first set forth above.

                                            THE MONEY STORE INC.



                                            By:______________________________
                                             Name: Morton Dear
                                             Title: Chief Financial Officer


                                            _________________________________
                                                 Name of Note Purchaser
                                                 (Please Print or Type)



                                            By:______________________________
                                             Name:
                                             Title:

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